Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), filed on August 6, 2015, pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc. of our report dated March 16, 2015, with respect to the financial statements of GlycoMimetics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

August 6, 2015